UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 6, 2005

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road
Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 6, 2005, the Compensation Committee of the Board of Directors of Synopsys, Inc. approved the amendment and restatement of the Synopsys, Inc. 2005 Assumed Stock Option Plan (formerly known as the Nassda Corporation 2001 Stock Option Plan).  As previously disclosed in Synopsys’ Current Report on Form 8-K filed on May 27, 2005, Synopsys assumed the plan in connection with its acquisition of Nassda Corporation on May 11, 2005.

In accordance with Nasdaq listing rules, Synopsys may grant non-statutory stock options to purchase Synopsys common stock under the plan to former employees of Nassda Corporation that provide services to Synopsys or its subsidiaries following the acquisition and to any other individuals (including executive officers) who commence services with Synopsys or its subsidiaries after May 11, 2005.

Nonstatutory stock options may be granted under the plan to either employees or consultants. The term of each option shall be no more than ten (10) years from the date of grant.  The exercise price must be 100% of the fair market value of one share of Synopsys’ common stock on the date of grant; the type of consideration to be paid for the shares to be issued upon exercise of an option shall be determined by Synopsys’ stock plan administrator at the time of grant.  In the event of any merger of Synopsys, with or into another corporation, or the sale of substantially all of its assets, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the optionee shall fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.  The Board may amend, alter, suspend or terminate the plan at any time.

As of September 9, 2005, an aggregate of 2,296,901 shares remained available for grant under the plan and 1,297,664 shares are subject to options previously granted.

This summary of the plan contained herein is qualified in its entirety by reference to the full text of the plan, as amended and restated, which is filed as Exhibit 10.34 to the Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.34	Synopsys, Inc. 2005 Assumed Stock Option Plan(1)

(1) Compensatory plan or agreement in which an executive officer or director participates.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005	SYNOPSYS, INC.

/s/ Rex S. Jackson
	Name:	Rex S. Jackson
	Title:	Senior Vice President, Acting Chief Financial Officer, General Counsel and Secretary

3